Calculation of Filing Fee Tables
S-3
CHEVRON CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	3.950% Notes Due 2027	457(o)	500,000,000		$ 499,865,000.00	0.0001531	$ 76,529.33
Fees to be Paid	Debt	4.050% Notes Due 2028	457(o)	650,000,000		$ 649,948,000.00	0.0001531	$ 99,507.04
Fees to be Paid	Debt	Floating Rate Notes due 2028	457(o)	600,000,000		$ 600,000,000.00	0.0001531	$ 91,860.00
Fees to be Paid	Debt	4.300% Notes Due 2030	457(o)	1,200,000,000		$ 1,198,164,000.00	0.0001531	$ 183,438.91
Fees to be Paid	Debt	Floating Rate Notes due 2030	457(o)	400,000,000		$ 400,000,000.00	0.0001531	$ 61,240.00
Fees to be Paid	Debt	4.500% Notes Due 2032	457(o)	1,250,000,000		$ 1,246,225,000.00	0.0001531	$ 190,797.05
Fees to be Paid	Debt	4.850% Notes Due 2035	457(o)	900,000,000		$ 896,670,000.00	0.0001531	$ 137,280.18
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:				$ 5,490,872,000.00		$ 840,652.51
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 42,681.44
		Net Fee Due:						$ 797,971.07
Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	CHEVRON CORP	S-4	333-273642	08/03/2023		$ 42,681.44	Debt	5.750% Senior Secured Notes due 2026		$ 387,308,892.92
Fee Offset Sources		CHEVRON CORP	S-4	333-273642		08/03/2023						$ 42,681.44
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Chevron Corporation ("Chevron") and Chevron U.S.A. Inc., a direct, wholly owned subsidiary of Chevron ("CUSA"), previously filed a Registration Statement on Form S-4 with the Securities and Exchange Commission on August 3, 2023 (File No. 333-273642), as amended by Amendment No. 1 filed on August 15, 2023 (the "Prior Registration Statement"), which registered $750,000,000 aggregate principal amount of its 5.750% Senior Secured Notes due 2026. In connection with the Prior Registration Statement, Chevron and CUSA paid a filing fee of $82,650.00, calculated in accordance with Rule 457(o) under the Securities Act. No securities were sold pursuant to the Prior Registration Statement. On August 25, 2023, Chevron and CUSA withdrew the Prior Registration Statement, leaving $82,650.00 in previously paid fees available for future offset. On November 7, 2024, Chevron filed a Form S-3 and, in accordance with Rule 457(p) under the Securities Act used $9,340.19 of the unused filing fees leaving a remaining balance of $73,309.81 of unused fees. On July 18, 2025, Chevron filed a Form S-3 and, in accordance with Rule 457(p) under the Securities Act, used $1,441.60 of the unused filing fees leaving a remaining balance of $71,868.21 of unused fees. On July 18, 2025, Chevron filed a Form S-8 and, in accordance with Rule 457(p) under the Securities Act, used $29,186.77 of the unused filing fees leaving a remaining balance of $42,681.44 of unused fees. In accordance with Rule 457(p) under the Securities Act, Chevron and CUSA are using the remaining unused filing fees of $42,681.44 to offset a portion of the filing fee payable in connection with this filing.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A